Guidestone Funds: Medium Duration Bond Fund
( 604094 )
CUSIP: 12626HAA9
Quarterly Report from Adviser for the Quarter Ending  09/30/2013

PROCEDURES PURSUANT TO RULE 10f-3*

                                              Securities Purchased

(1)   Name of Underwriters                   (GS) GOLDMAN, SACHS & CO.
                                             BANK OF CHINA LIMITED
                                             J.P. MORGAN SECURITIES LLC
                                             UBS SECURITIES LLC




(2)   Name of Issuer                         CNOOC CURTIS FUNDING NO.

(3)   Title of Security                      CNOOC CURTIS FUNDING NO.1 PT
                                             4.5% 03 OCT 2023 144A

(4)   Date of Prospectus or First Offering    09/26/13

(5)   Amount of Total Offering **             1,300,000,000

(6)   Unit Price  (Local Currency)            100.000

(7)   Underwriting Spread or Commission        0.2500

(8)   Rating                                   SP:AA-/ MD:Aa3/ FT:NA

(9)   Maturity Date                            10/03/23

(10)   Current Yield                           4.5%

(11)   Yield to Maturity                       4.5%

(12)   Subordination Features                  Sr Unsecured




*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which
  Goldman, Sachs & Co. ("Goldman Sachs") or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of US 1940 Act Fund."

  **The amount of the total offering for equity transactions is shown in shares, the amount of the total offering for debt trasactions is shown in dollars.

Guidestone Funds: Medium Duration Bond Fund
( 604094 )
CUSIP: 12626HAA9
Quarterly Report from Adviser for the Quarter Ending  09/30/2013

PROCEDURES PURSUANT TO RULE 10f-3 - Continued

(13)   Nature of Political Entity, if any,                      N/A
       including, in the case of revenue bonds, underlying entity supplying the revenue

(14)   Total Par Value of Securities Purchased***
                                                               240,000.00

(15)   Dollar Amount of Purchases ($)                         $240,000.00

(16)   Number of Securities Purchased                          240,000.00

(17)   Years of Continuous Operation                           At least 3
   (excluding municipal securities; see (25)(d) below)         years of
                                                               Operation

(18)   % of Offering Purchased by Fund                         0.0185%

(19)   % of Offering Purchased by                              2.3662%
   all other GSAM-managed Portfolios and Accounts

(20)   Sum of (18) and (19)****                                2.3847%

(21)   % of Fund's Total Assets applied                        0.1202%
   to Purchase

(22)   Name(s) of Underwriter(s) or                            UBS AG
       Dealer(s) from whom Purchased

(23)   Is the Adviser, any Subadviser or any
       person of which the Adviser or Subadviser
       is an "affiliated person", a Manager or Co-Manager"
       of the Offering?                                  Yes_x__   No____

(24)   Were Purchases Designated as Group
       Sales or otherwise allocated to
       the Adviser, any Subadviser or any person
       of which the Adviser or Subadviser is an
       "affiliated person"?                              Yes____   No_x__




*** For equity securities, the figure shown represents the number of shares purchased.

  ****May not exceed, when added to purchases of other investment companies advised by Goldman Sachs Asset Management, L.P. ("GSAM") or Goldman Sachs Asset Management International ("GSAMI"), and any other purchases by other accounts with respect to which GSAM or GSAMI has investment discretion if it exercised such investment discretion with respect to the purchase, 25% of the principal amount of the class of securities being offered, except that in the case of an Eligible Rule 144A Offering this percentage may not exceed 25% of the total of (A) the principal amount of the class of securities being offered that is sold by underwriters or members of the selling syndicate to Qualified Institutional Buyers ("QIBs") plus (B) the principal amount of the class of securities being offered in any concurrent offering.




Guidestone Funds: Medium Duration Bond Fund
( 604094 )
CUSIP: 12626HAA9
Quarterly Report from Adviser for the Quarter Ending  09/30/2013



PROCEDURES PURSUANT TO RULE 10f-3 - Continued

(25)   Have the following conditions been satisfied:

   (a) The securities were: (i) part of an issue
    registered under the Securities Act of 1933,
    as amended,  which is being offered to the public;
   (ii) U.S. government securities, as defined
    in Section 2(a)(16) of the Securities Exchange Act
    of 1934, as amended (the"Exchange Act");
   (iii) Eligible Municipal Securities; (iv) securities sold
    in an Eligible Foreign Offering; or (v) were securities
    sold in an Eligible Rule 144A Offering?            Yes_x__   No____


   (b) The securities were purchased prior to the end of
   the first day on which any sales to the public
   were made, at a price that was not more than
   the price paid by each other purchaser of securities
   in that offering or in any concurrent offering of
   the securities(except, in the case of an Eligible
   Foreign Offering, for any rights to purchase
   required by law to be granted to existing security
   holders of the issue) or, if a rights offering,
   the securities were purchased on or before the
   fourth day preceding the day on which the
   rights offering terminated.                           Yes_x__   No____



   (c) The underwriting was a firm commitment
   underwriting?                                         Yes_x__   No____



   (d) With respect to any issue of securities
    other than Eligible Municipal Securities,
    was the issuer of such secutrities to be
    purchased in continuous operation for not
    less than three years, including the operation "
    of any predecessors; or with respect to any
    issue of Eligible Municipal Securities to
    be purchased, were the securities sufficiently
    liquid that they could be sold at or near
    their carrying value within a reasonably
    short period of time and either: (i) were
    subject to no greater than moderate credit
    risk; or (ii) if the issuer of the municipal
    securities, or the entity supplying the revenues
    from which the issue is to be paid, had been in
    continuous operation for less than three years
   (including the operation of any predecessors)
    the securities were subject to a minimal
    or low amount of credit risk?             Yes____   No____   N/A_x__